SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - October 15, 2003

HARLEYSVILLE NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

___________________

Pennsylvania	23-2210237
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

483 Main Street

Harleysville, Pennsylvania

(Address of principal executive office and zip code)

(215) 256-8851

(Registrant's telephone number, including area code)

___________________

Item 5 Other Events.

Item 5 (c) Exhibits:

Exhibit 99 - Press Release of Registrant, dated October 15, 2003 of Harleysville National Corporation (furnished pursuant to Items 5 hereof).

Item 9 Regulation FD Disclosure.

(Information is being provided under Item 12 as well as under Item 9, in accordance with SEC Release No. 33-8216.)

On October 15, 2003, Harleysville National Corporation issued a press release announcing that it has reached a definitive agreement to acquire Millennium Bank and its wholly-owned subsidiary, Cumberland Advisors, Inc. This press release is furnished in this report, pursuant to Items 9 and 12 hereof, as Exhibit 99.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION

/s/ Walter E. Daller, Jr.

Walter E. Daller, Jr., Chairman, President and Chief Executive Officer

(Principal executive officer)

Dated: October 15, 2003

EXHIBIT INDEX
Page
Exhibit 99 Press Release dated October 15, 2003, of Harleysville National Corporation (furnished pursuant to Item 5 hereof)	4